UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2005

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084
(Address of principal executive offices)	(Zip Code)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Kelly Services, Inc. (the “Company”) today released financial information containing highlighted financial data for the three months ended April 3, 2005. A copy of the press release is attached as exhibit 99.1 herein.

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company is in the process of completing a review of its lease accounting practices. As a result, the Company is correcting its accounting for operating leases to recognize step rent increases on a straight-line basis over the lease term. Previously, the Company recorded rent expense as incurred. In addition, the Company will also record allowances provided by landlords as deferred rent in the balance sheet and as an operating cash flow in the statement of cash flows. Previously, these amounts had been recorded as reductions of property and equipment in the balance sheet and as capital expenditures in the statement of cash flows.

On April 25, 2005 management concluded, with the concurrence of the Audit Committee of the Board of Directors, that the Company will restate its financial statements for the fiscal years ended December 29, 2002, December 28, 2003 and January 2, 2005 and the appropriate related interim periods to correct the errors in lease accounting noted above. As a result, these financial statements should no longer be relied upon. This conclusion has been discussed with the Company’s independent registered public accountants. Although the Company has not completed its review, the Company does not believe that the restatement will have a material effect on any of the previously issued financial statements. The Company will restate the aforementioned financial statements by filing an amended 2004 Form 10-K, and related 10-Qs as appropriate, as soon as practical.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.
Date: April 26, 2005

/s/ William K. Gerber
William K. Gerber

Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: April 26, 2005

/s/ Michael E. Debs
Michael E. Debs

Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 26, 2005